Exhibit(c)(10)

                           SCUDDER HIGH INCOME SERIES

                             Redesignation of Series

         The undersigned, being all of the Trustees of Scudder High Income Series, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated September 24, 2004, as filed with the Secretary of The Commonwealth of Massachusetts on January 13, 2005 as follows:

         The series presently designated as Scudder High Income Fund is hereby redesignated "DWS High Income Fund."

         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated September 24, 2004 shall remain in effect.

         The foregoing Redesignation of Series shall be effective February 6, 2006.


IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.

         /s/John W. Ballantine              /s/Lewis A. Burnham
         ------------------------------     ------------------------------
         John W. Ballantine, Trustee        Lewis A. Burnham, Trustee

         /s/Donald L. Dunaway               /s/James R. Edgar
         ------------------------------     ------------------------------
         Donald L. Dunaway, Trustee         James R. Edgar, Trustee

         /s/Paul K. Freeman                 /s/Robert B. Hoffman
         ------------------------------     ------------------------------
         Paul K. Freeman, Trustee           Robert B. Hoffman, Trustee

         /s/William McClayton               /s/Shirley D. Peterson
         ------------------------------     ------------------------------
         William McClayton, Trustee         Shirley D. Peterson, Trustee

         /s/William N. Shiebler             /s/Robert H. Wadsworth
         ------------------------------     ------------------------------
         William N. Shiebler, Trustee       Robert H. Wadsworth, Trustee

         /s/John G. Weithers
         ------------------------------
         John G. Weithers, Trustee


         Dated as of November 16, 2005